Exhibit 99.8

CEDC Signs Definitive Agreements for Strategic Alliance with Russian Standard Corporation

Mt. Laurel, New Jersey, April 23, 2012: Central European Distribution Corporation (NASDAQ: CEDC) announced today that CEDC and Russian Standard Corporation (via Roust Trading Limited (“Roust Trading”)) have signed definitive agreements for a strategic alliance. Russian Standard has agreed to invest US$100,000,000 in CEDC by purchasing a combination of newly issued shares of CEDC common stock and exchangeable notes (exchangeable into common shares of CEDC upon shareholder approval) to be issued by CEDC. In addition, Roust Trading has agreed to purchase up to US$210,000,000 principal amount of newly issued, unsecured CEDC senior notes due July 31, 2016 at a blended interest rate of 6.00%. The proceeds of these investments are required to be used to retire CEDC’s 3.00% Senior Convertible Notes due 2013.

This strategic alliance between Russian Standard Corporation and CEDC will create a powerful player in the Russian and Polish alcohol markets with best-in-class portfolios of own vodka brands and partner brands distributed worldwide. The investment by Roust Trading is expected to provide CEDC with the financial resources and capital to repay or repurchase all of its outstanding 3.00% Senior Convertible Notes due 2013. Following completion of these transactions and assuming CEDC receives the shareholder approval described below, Roust Trading and its affiliates may in the future hold approximately 28% of CEDC’s outstanding common stock.

“After many months of working on this transaction, we are pleased to announce the signing of definitive agreements today with Russian Standard for a strategic investment that addresses our near term financial obligations. In addition to this, we anticipate further discussions on the combination of our Russian businesses as well as other synergies that can be obtained from this strategic relationship. Our partnership with Mr. Roustam Tariko and Roust Trading, will not only benefit CEDC from the financial and business side but with Mr. Tariko’s vast experience in the Russian spirits market, he will represent valuable support for management and the Board in strengthening CEDC’s position in the Russian market, as well as in international markets”, said William V. Carey, President and Chief Executive Officer of CEDC.

“I am pleased that our discussions have resulted in an exciting new alliance between Russian Standard Corporation and CEDC. While the global spirits market is at the final stage of its consolidation, the process in Russia is just beginning. As a result, customers will be offered an unparalleled choice of quality global alcohol brands and the market should become more transparent with fewer players. Russian Standard Corporation’s partnership with CEDC should provide both companies with a number of synergies: not only should we become a strong vodka market player across all categories and a leading importer of alcohol beverages offering one of the most significant portfolios of premium brands in Russia and Poland but we also should have a very effective production and distribution infrastructure in the near future, which should increase our competitiveness on global markets. I am confident that we should be able to quickly complete all phases of the transaction with CEDC”, said Roustam Tariko, Founder and Chairman of Russian Standard Corporation.

Terms of the Investment

Pursuant to a securities purchase agreement, Roust Trading will make its investment in CEDC in three stages, subject to typical closing conditions. First, Roust Trading will acquire 5,714,286 shares of CEDC common stock for an aggregate purchase price of US$30 million, or US$5.25 per share, and US$70 million aggregate principal amount of senior notes due March 18, 2013, bearing an interest rate of 3.00% (the “New Debt”) to be issued by CEDC. Subject to approval by CEDC shareholders, CEDC or Roust Trading may cause Roust Trading to purchase from CEDC a number of shares of CEDC common stock at a purchase price of US$5.25 per share (which amount will be sufficient to pay the principal amount outstanding of the New Debt plus some or all of the then accrued and unpaid interest thereon) totaling approximately 13,333,333 CEDC shares plus additional shares representing such accrued and unpaid interest on the New Debt. In addition, if shareholder approval is obtained, then (subject to typical closing conditions), Roust Trading will purchase US$102,554,000 aggregate principal amount of senior rollover notes due July 31, 2016 (the “Rollover Notes”), from CEDC in exchange for US$102,554,000 of CEDC’s 3.00% Convertible Notes due 2013 then held by Roust Trading, and, CEDC, at its option, may issue to Roust Trading senior backstop notes in an aggregate principal amount of up to US$107,500,000 due July 31, 2016 (the “Backstop Notes”) to be used by CEDC to pay the remaining principal amount of 3.00% Convertible Notes due 2013 then outstanding. Each of the Rollover Notes and Backstop Notes will bear a blended interest rate of 6.00% over the term of each note. Roust Trading and CEDC, and Roust Trading and each of the members of the CEDC’s Board of Directors, have agreed to customary agreements to vote in favor of the transactions described above.

CEDC and Roust Trading also entered into a governance agreement in support of this investment. In accordance with this governance agreement, Roust Trading nominated, and CEDC’s board of directors will appoint, a member to CEDC’s Board of Directors and Roust Trading may nominate up to two additional directors to CEDC’s Board of Directors depending on the amount of CEDC common stock held by Roust Trading. In addition, Roust Trading received various minority protection rights.

Jefferies & Company, Inc. served as financial advisor to CEDC’s Board of Directors with respect to the transaction. Dewey & LeBoeuf LLP and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisors to CEDC. Ropes & Gray LLP acted as legal advisors to Roust Trading.

About Central European Distribution Company

CEDC is one of the largest producers of vodka in the world and Central and Eastern Europe’s largest integrated spirit beverage business. CEDC produces the Green Mark, Absolwent, Zubrowka, Bols, Parliament, Zhuravli, Royal and Soplica brands, among others. CEDC currently exports its products to many markets around the world, including the United States, England, France and Japan.

CEDC also is a leading importer of alcoholic beverages in Poland, Russia and Hungary. In Poland, CEDC imports many of the world’s leading brands, including brands such as Carlo Rossi Wines, Concha y Toro wines, Metaxa Liqueur, Rémy Martin Cognac, Sutter Home wines, Grant’s Whisky, Jagermeister, E&J Gallo, Jim Beam Bourbon, Sierra Tequila, Teacher’s Whisky, Campari, Cinzano, and Old Smuggler. CEDC is also a leading importer of premium spirits and wines in Russia with such brands as Concha y Toro, among others.

About Russian Standard Corporation

Russian Standard Corporation is one of Russia’s most successful private companies with business interests in premium vodka, spirits distribution, banking and insurance. Russian Standard Vodka is the global leader in authentic Russian premium vodka and the only Russian global brand with sales in over 75 markets around the world. Its 2011 sales exceeded 2.6 million 9 liter cases. Roust Inc. is one of Russia’s leading premium spirits distributors, representing such well-known brands as Gancia, Rémy Martin, Metaxa, St Remy, Cointreau, Jagermeister, Molinari, Whyte & Mackay, Dalmore. In 2011, Russian Standard acquired a 70% stake in Gancia SPA, the legendary Italian wine-making company that created the first Italian sparkling wine. With 2000 hectares of vineyards, 5 million kilograms of grapes vinified, Gancia produces around 25 million bottles of sparkling wine, wines and aperitifs each year. Russian Standard Bank is ranked among the 30 biggest national finance institutions in Russia and is a leader in the Russian consumer finance market, including consumer loans and credit cards. Since 1999 the Bank has been setting new standards of consumer behavior, with over 25 million clients, over 45 billion USD in loans granted and 35 million credit cards issued. Russian Standard Bank is the exclusive issuer and service provider for American Express and Diners Club International cards in Russia. Russian Standard Bank has been granted the following ratings: Standard and Poor’s - B + Stable; Moody’s - Ba3 Stable; Fitch Ratings B + Positive. Russian Standard Insurance is a leading credit life insurer in Russia.

Russian Standard Corporation has over 19,000 employees working in offices in Moscow, St Petersburg, New York, Paris, London and Kiev. The total assets of Russian Standard Corporation exceed 5 billion USD.

Cautionary Statement about Forward-Looking Information

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements about the transaction and the future liquidity and results of CEDC following completion of the transaction. Forward looking statements are based on our knowledge of facts as of the date hereof and involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by our forward looking statements. Such risks include, among others, uncertainties regarding the timing and completion of the transaction and the satisfaction of the conditions thereto, the possibility that competing transaction proposals may be made, the risk that regulatory approvals of the transaction on the proposed terms will not be obtained on a timely basis, the risk that shareholder approval of the transaction may not be obtained, the risk that Roust Trading will fail to fund some or all of its investment in CEDC and the risk that CEDC may need to raise additional funds to repay its indebtedness after completion of the transaction.

Investors are cautioned that forward looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward looking statements or to make any other forward looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2011, including statements made under the captions “Item 1A. Risks Relating to Our Business” and in other documents filed by CEDC with the Securities and Exchange Commission.

Additional Information

CEDC will file copies of the securities purchase agreement and related transaction agreements with the SEC on a Form 8-K to which investors should refer for additional information on the terms of the transaction.

In connection with the transaction, CEDC will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to stockholders of CEDC. CEDC STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. CEDC stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http:// www.sec.gov. In addition, documents filed by CEDC are available at the SEC’s public reference room located at 100F Street, N.E. Washington, D.C. 20594. CEDC stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request to James Archbold, Vice President, at 3000 Atrium Way, suite 265, Mt. Laurel, NJ 08054, telephone (856) 273-6980 or from CEDC’s website, www.cedc.com.

CEDC and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the transaction under the rules of the SEC. Information about the directors and executive officers of CEDC is included in the definitive proxy statement relating to its 2011 Annual Meeting of Shareholders filed with the SEC on March 26, 2011 and current reports on Form 8-K filed with the SEC. Shareholders may obtain additional information regarding the interests of CEDC and its directors and executive officers in the transaction, which may be different than those of CEDC shareholders generally, by reading the proxy statement and other relevant documents regarding the transaction, when filed with the SEC.

Contact

In the U.S.:

Jim Archbold

Investor Relations Officer

Central European Distribution Corporation

856-273-6980

In Europe:

Anna Załuska

Corporate PR Manager

Central European Distribution Corporation

48-22-456-6061

In Russia:

Oleg Yegorov

Russian Standard Corporation

7-495-967-0990